                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM SB-2/A
                               (Amendment No. 1)

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WALL STREET WEB, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          New Jersey                                       23-3589086
         ------------                                   -----------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                              71 Irvington Street
                          Westwood, New Jersey  07675
                                  201-594-0555
         ------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                                  John Ruela
                              71 Irvington Street
                          Westwood, New Jersey 07675
                                  201-594-0555
               --------------------------------------------------
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE

================================================================================================
Title of Each Class    Amount Proposed    Proposed             Maximum             Amount of
of Securities Being    Being              Maximum              Aggregate           Registration
Registered             Registered         Offering             Offering Price (1)  Fee
                                          Price Per Share (1)
------------------------------------------------------------------------------------------------
Common Stock           3,478,750 (2)      $0.50                $1,762,062.50       $440.52
------------------------------------------------------------------------------------------------

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

(2) Represents 1,556,000 previously issued common shares and 1,922,750 Class A Warrants; Each Warrant to be converted to 1 share of common stock. The exercise price of the Warrants is $1.00 per share, par value $0.001. Both the Warrants and the common stock are being registered herein.

The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                                   PROSPECTUS

                                3,478,750 shares

                                       of

                              WALL STREET WEB, INC.

                                  Common Stock

(The 3,478,750 shares of common stock includes 1,556,000 previously issued common stock shares, and 1,922,750 Class A Warrants, each Warrant to be converted to 1 share of common stock. The exercise price of the Warrants is $1.00)

Offering Price: The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

Selling Shareholders: The Wall Street Web, Inc. shareholders identified on page 12 of this prospectus, not Wall Street Web, Inc. itself, are offering all of the shares to be sold in the offering. The selling shareholders are acting individually, not as a group.

The registration statement of which this prospectus is a part relates to the offer and sale by our corporation of shares of our common stock. See "Description of Securities" beginning on Page 17.

Our common stock is not listed on any national securities exchange or the Nasdaq stock market.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" on Page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on a "best efforts, no minimum" basis on behalf of Wall Street Web, Inc. by our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors if they assist in the sale of the shares. In a "best efforts, no minimum offering," we do not need to reach a specific level of subscriptions before the proceeds are available to us. The proceeds from any sale of shares by Wall Street Web, Inc. will be immediately available to us. There will be no escrow of funds. We intend to keep the offering open until September 30, 2002. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended. To date, we have not made any preliminary distributions of the prospectus. We may accept or reject any subscription in whole or in part. If your subscription is rejected, we will promptly return your investment to you without interest or other deductions. We may terminate this offering prior to the expiration date.

The date of this prospectus is April 16, 2002.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS


Part I - Information Required in Prospectus                                Page
-------------------------------------------                                ----

Prospectus Summary                                                         6

Risk Factors                                                               6

Forward Looking Statements                                                 11

Use of Proceeds                                                            11

Determination of Offering Price                                            11

Dilution                                                                   12

Selling Security Holders                                                   12

Plan of Distribution                                                       14

Legal Proceedings                                                          15

Directors, Executive Officers, Promoters and Control Persons               15

Security Ownership of Certain Beneficial Owners and Management             15

Description of Securities                                                  16

Interest of Named Experts and Counsel                                      18

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities                                                                18

Organization Within Last Five Years                                        18

Description of Business                                                    18

Management's Discussion and Analysis                                       22

Description of Property                                                    23

Certain Relationships and Related Transactions                             23

Market for Common Equity and Related Stockholder Matters                   25

Executive Compensation                                                     26

Financial Statements and Accompanying Notes                                27

Changes In and Disagreements With Accountants on Accounting and
Financial Disclosure                                                       40

Where You Can Find Additional Information                                  40

Outside Back Cover Page of Prospectus                                      41


Part II - Information Not Required in Prospectus                           Page
------------------------------------------------                           ----

Indemnification of Directors and Officers                                  42

Other Expenses of Issuance and Distribution                                42

Recent Sales of Unregistered Securities                                    42

Exhibits                                                                   45

Undertakings                                                               45

Signatures                                                                 46

Index to Exhibits                                                          47

                              Prospectus Summary

Description of Offering
-----------------------

     Three Million Four Hundred Seventy-Eight Thousand Seven Hundred and Fifty (3,478,750) shares of Wall Street Web, Inc. common stock are being registered at 0.50 per share, par value $0.001, of which One Million Five Hundred Fifty-Six Thousand (1,556,000) are previously issued common stock shares and One Million Nine Hundred Twenty-Two Thousand Seven Hundred Fifty (1,922,750) previously issued Warrants; Each Warrant to be converted to one (1) share of common stock. Both the Warrants and the common stock are being registered herein.

     Offering Price: The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

     Our address is: 71 Irvington Street Westwood, New Jersey 07675;
Telephone: 201-594-0555; Facsimile: 201-594-0556.

Company History
---------------

     Wall Street Web, Inc. ("Wall Street Web", "We" or, "the Company") and its predecessor, Thomas Melillo DBA Stockrumors.com, a sole proprietorship, have been providing "rumor" information covering the day-to-day activities of "Wall Street" since December 1997. It operated as "Thomas Melillo DBA Stockrumors.com" from December 1997 until April 1998 when it was incorporated in New Jersey as Wall Street Web, Inc. Wall Street Web operates three web sites, www.stockrumors.com www.brokercall.com, and www.streamingquotes.tv. We gather and compile information from contacts at financial institutions and other sources, and attempt to verify and release such information to subscribers (generally, financial and stock market professionals) through our web site, www.stockrumors.com. We compile analyst upgrades and downgrades and other relevant information, which is present on the web site and www.brokercall.com, on a timely basis. In January of 2002, the company launched an online subscription based stock quote service through the web site www.streamingquotes.tv. This site provides subscribers with "real time" stock market quotes.

                                 Risk Factors

(a)  Risks Relating to our Financial Condition:

Our limited sources of cash could impair our ability to execute our business plan.

     We currently have limited cash for operations and we expect limited internal cash flow in the immediate future. Our inability to generate cash flow, either internally or externally, may impair our ability to execute our business plan either in whole or in part, which may mean the loss of an investor's entire investment.

We require substantial capital to implement our business plan and without such we may become insolvent.

     We require substantial working capital to continue the funding and execution of our business plan. As of Janaury 31, 2002, our working capital was a negative $171,350. We do not have any commitments to raise additional capital and there is no assurance that any additional funds required to operate our business will be available on favorable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund current operations, fund future expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products, respond to competitive pressures may become insolvent. Such inability could have a material adverse effect on our business operations and financial condition which may mean partial or complete loss of your investment.

Absence of Public Market.

     Prior to the filing of this Registration Statement, there has been no public market for Wall Street Web's shares of Common Stock. There can be no assurance that a market will develop or that, if developed, it would be sustained. Purchasers of Wall Street Web's securities may, therefore, have difficulty in selling such securities should they desire to do so.

We are a developmental business entering a mature, competitive market and face a high likelihood of failure. which could lead to the loss of your entire investment.

     As a developmental business, we have limited operations, revenues and assets. To date our business has largely consisted of developing our products with very little focus on sales and marketing. There can be no assurance that we will be able to successfully generate revenues or operate profitably. As we are still an evolving company entering a mature, competitive market, our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in such a market. Our high risk for failure as a start-up business may mean the loss of an investor's entire investment.

Operating Results.

     Our short-term results of operations could be adversely affected by decisions undertaken in response to long term market opportunities in the future. Various factors, including timing of new product introductions, changes in customers operations and changes in consumers taste may have an adverse affect on our results of operations. There can be no assurance that Wall Street Web will experience profitability in the future.

     We incurred net losses of $256,361 in the fiscal year ended April 30, 2000, $417,888 in the fiscal year ended April 30, 2001 and $481,626 in the nine months ended January 31, 2002. Company management believes that Wall Street Web will continue to incur net losses through at least October 31, 2002.

Future Capital Requirements.

     Our operations have generated recurring losses and an accumulated deficit of $1,144,950 as of January 31, 2002. In order to realize its objectives, Wall Street Web will need additional capital in the future. We intend to seek such capital through public or private debt or equity financing. Any additional equity financing may be dilutive to shareholders and debt financing, if available, may involve restrictions on Common Stock dividends. Adequate funds, whether through financial markets or other arrangements with corporate partners may not be available when needed, or on terms acceptable to Wall Street Web. Management does not expect to scale back any of its current projects if additional capital is not provided but would proceed with expansion at a slower rate.

(b)  Risks Relating to our Business:

We have limited business history making it difficult for an investor to make an informed decision.

     Although our company was incorporated in April of 1998, our business operations have largely focused on product development with minimal focus on sales and marketing. There is no assurance that we will be able to operate profitably. It will be more difficult for you to evaluate the investment potential in a company such as ours than in a company with a profitable operating history. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in a company has unforeseen costs, expenses, competition and other potential problems as outlined in this prospectus. Further, from the limited revenues we have generated since our inception, we have yet to make a profit.

Our services may contain errors which could reduce demand resulting in lower sales, revenues and even possible lawsuits.

     Our web site, www.stockrumors.com, reports rumors that are not always accurate. We attempt to verify the rumors and filter out those known to be false or inaccurate before they are reported to the public. However it is not possible to filter out all the false or inaccurate rumors, and by the very nature of the business of reporting rumors we believe that there will always be some rumors that are reported to the public that ultimately prove to be inaccurate. We believe that our ability to filter out the false rumors and provide the public with a high degree of accurate rumor information is key to our success. If we are unable to maintain a high degree of accuracy with our rumor information, then it would be expected that our sales revenue would be adversely affected. We have yet to be subject to any lawsuits over inaccurate rumors, but acknowledge, like in any business, that there is the possibility of litigation.

     The www.brokercall.com web site organizes and reports to the public analyst upgrades, downgrades and other comments on publicly traded companies. Inaccurate information on this site could reduce the subscriptions to this site, and could possibly result in lawsuits.

We are in an intensely competitive industry and may not be able to establish market acceptance for our services.

     We are a minor player in an intensely competitive industry. Creating an awareness among consumers of our products and gaining sufficient market acceptance for us to generate sufficient revenues to operate profitably may be difficult and is dependent upon our ability to successfully advertise and cover our operating costs. We face many well-established competitors who are better funded and have better market acceptance and recognition. We may be forced to seek outside funding to implement needed advertising if the Warrant holders who are enumerated herein below, choose not to exercise their Warrants. (Please see, "Competition" of Page 20.)

Our inability to attract and retain qualified personnel may impair earnings or enhance losses.

     Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. It will be necessary for us to hire and retain personnel with skills and experience in our industry. Qualified applicants might, but not necessarily, include those with some experience as stock brokers or a certain level of sophistication and understanding on how the stock markets function. This is necessary because the information being disseminated by Wall Street Web could be subject to strict interpretation and regulatory guidelines. Competition for such personnel is intense and there is no assurance that we will be able to successfully attract, integrate or retain such qualified personnel. There is also no assurance that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition. Until we are successful in our ability to generate revenues or raise external funding, we will be reliant upon the efforts of our executive officers.

You will suffer an immediate and substantial dilution to your investment if you purchase shares in this offering.

     Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution".

We are subject to rapidly changing conditions, which could lead to substantially lower or no sales.

     The market in which we compete is characterized by rapidly changing technology, evolving industry standards, low barriers to entry, enhancements to existing software and evolving customer needs. Consequently, our success will depend on our ability to adapt to rapidly changing technology, evolving industry standards, low barriers to entry, software enhancements, and evolving customer needs and to continually improve the performance, features and reliability of our software and services. Our failure to adapt to such changes could have a material adverse effect on our business, operations, and financial condition. In addition, the adaptation to such changes could require substantial capital resources that may not be available when required or may not be available on favorable terms, which could have a material adverse effect on our business, operations and financial condition.

Dependence on Key Personnel.

     We are dependent on our Executive officers, the loss of any one of who would have an adverse affect on Wall Street Web. Joao ("John") Ruela and Thomas Melillo were co-founders of Wall Street Web. Mr. Ruela serves as Chief Executive Officer and Mr. Melillo serves as President and Chief Financial Officer of Wall Street Web and currently perform all of the management duties.

We are currently controlled by our officers and directors, which may prevent a change in control of Wall Street Web to the detriment of shareholders.

     Presently, our directors and officers beneficially own approximately 85.8% of the outstanding common stock, excluding the Warrant issuances. This concentration of ownership may have the effect of delaying or preventing a change in control of Wall Street Web, which may be disadvantageous to shareholders.

(c) Risks Relating to Offering:

The issuance of new securities may result in dilution or subordination of current shareholders interests.

     If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of current shareholders will be reduced, current shareholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of current shareholders

We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

     There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC Bulletin Board as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater, than the price per share investors pay in this offering; In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

     Our shares will be subject to the Penny Stock Reform Act which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

     *    the delivery of standardized risk disclosure documents;
     * the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
     * written determination that the penny stock is a suitable investment for purchaser; and
     *    written agreement to the transaction from purchaser.

     These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop. Penny stock rules are discussed in more detail on page 10 of this prospectus.

Our officers/ directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

     Officers, directors and existing stockholders, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. Our officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 85.8% of our common stock following this offering in the event the maximum offering is sold, assuming they do not purchase any of the shares in the offering. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of Wall Street Web, Inc. These individuals could prevent transactions, which might be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

(d)  Risks Relating to the Internet:

Our dependence on the maintenance of the Internet infrastructure for the distribution of our services places revenues at risk should our customers' purchasing habits not endorse this current trend.

     Our success will depend, in part, upon the maintenance of the Internet infrastructure, as a reliable network backbone with the necessary speed, data capacity, and security. To the extent that the Internet continues to experience increased numbers of users, frequency of use, or increased requirements of users, we can provide no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. However, it is management's belief that based upon historical evidence our business will evolve as the Internet evolves.

We risk capacity constraints on our website which could result in lower sales if customers become frustrated due to slow website service.

     A key element of our strategy is to utilize the website to deliver our products and services to customers. It is anticipated that the majority of our customers will utilize our website to access our subscription based services. Currently, we have very few customers however, if we are successful in growing our customer base, this could lead to a high volume of traffic on our website, both from customers and non-customers. Accordingly, the satisfactory performance, reliability, and availability of our website and network infrastructure will be critical to our reputation and ability to attract and retain customers, and maintain adequate customer service levels. To a certain extent, but not exclusively, our revenues will depend upon the number of end-users and developers who purchase products through our website and the volume of customers that we are able to attract. Any substantial increase in the volume of end-users and developers on our website will require us to expand and upgrade further our technology and network infrastructure.
We can give no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our website nor can we assure we will be able to timely expand and upgrade our systems and infrastructure to accommodate such increases. In addition, even if we are able to project such needs, we can give no assurance that we will have sufficient capital to adequately and timely expand or upgrade our systems and infrastructure.

Governmental regulation and legal uncertainties may reduce sales if restrictive regulations are adopted.

     We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse effect on our business.

     Our goal is to be a viable, profitable entity. Should one or several of these factors be implemented or become effective, this could adversely affect our financial condition and as such, place any investment in this Offering at risk of partial or complete loss.

                         Forward Looking Statements

     This prospectus contains statements about our future operations which involve risks and uncertainties. Our actual results could differ in significant ways from our anticipated future operations due to many factors, including "Risk Factors" beginning on page 6. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should carefully read all information in this prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

                               Use of Proceeds

     We will not receive any proceeds from the sale of the 1,556,000 shares of common stock covered by this registration statement but should the 1,922,750 Class A Warrants be exercised at their exercise price of $1.00 per share, we would receive proceeds of $1,922,750. The approximate estimated very general break down on the use of the proceeds would be as set forth below. Though we do not anticipate any significant deviation from the use of proceeds outline as set forth below, management may deviate from the use of proceeds break down if management, without prior approval from the Company's shareholders, believes that to do so is in the best interests of Wall Street Web and our shareholders.

Advertising                           $   196,500
Employee Salaries                     $   600,000
Payment of Deferred Salaries          $    80,000
Equipment                             $    50,000
Working Capital                       $   996,250
                                     --------------
Total                                 $ 1,922,750


     We plan on expanding our workforce to eight (8) full time individuals. Current management has accepted a deferred salary during the start up phase of the business. We plan on payment of the deferred salaries and then paying the current management full salaries once the funds are available. We intend to increase our technical staff to two (2) full time employees and to add two (2) full time employees to its sales and advertising department, the addition of one (1) full time financial services writer, and the addition of one (1) full time office manager. It is currently estimated that each additional employee will cost Wall Street Web an average of $75,000 annually.

                       Determination of Offering Price

     The 1,922,750 Class A Warrants included in this registration statement have an exercise price of $1.00, which was arbitrarily determined by management. The $1.00 exercise price assigned by management is an arbitrary value that is not based upon any past, present or future financial criteria and hence, is completely arbitrary. Further, by placing this value on the stock, management is not making any representations that it expects the stock to ever achieve a value of $1.00 and has no basis to believe that it even will achieve such a value. The selling security holders will be able to determine the price at which they sell their securities.

                                   Dilution

     We are not registering any unissued shares in this registration statement. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value as of January 31, 2002 was a negative $0.015/share. Dilution would not occur as a result of any shares being sold by the selling shareholders in this registration statement. Dilution would however occur upon the exercise of the Warrants being registered in this registration statement.

     After giving effect to the exercise of all the outstanding Class A Warrants covered in this registration statement, our pro forma net tangible book value will be $1,591,346 or 0.147/share. This represents an immediate increase of in pro forma net tangible book value of $0.288/share to existing shareholders, and an immediate dilution of $0.871 per share, or 87.1% to Warrant holders who exercise their Warrants.

Exercise Price of the Warrants                                     $1.00
Net Tangible Book Value per share before the offering             ($0.015)
Increase Per Share attributable to exercise of the Warrants        $0.288
Pro Forma Net Tangible Book Value after Warrant exercise           $0.147
Dilution per share to holders of Warrants who exercise             $0.871

                          Selling Security Holders

     The securities are being sold by the selling security holders as named below herein. The table indicates that all the securities will be available for resale after the Offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this Offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. Excluding the exercise of any Warrants, we will not receive any proceeds from the sale of the securities.

-----------------------------   -------------   -------------   --------------   ------------   ------------
Shareholder                       Number of       Number of      Number of       Percent        Percent
                                  Shares          Warrants       Shares to be    Owned before   Owned after
                                  Owned           Owned          Registered      the Offering   the Offering
-----------------------------   -------------   -------------   --------------   ------------   ------------
James L. Agius, Jr.                 10,000         10,000         20,000              0.18%          0.00%
Zita D. Alves                        5,000          1,250          6,250              0.06%          0.00%
James Barlow, Jr.                    5,000          1,250          6,250              0.06%          0.00%
Philip A. Basile                     5,000          1,250          6,250              0.06%          0.00%
Bear Flag 1991 Trust Dated
  Jan 14., 1991                     27,500         65,000         92,500              0.84%          0.00%
Alex F. Bentley                     10,000         10,000         20,000              0.18%          0.00%
Dharmesh Bhatt                       5,000          1,250          6,250              0.06%          0.00%
Canyon Group, LLC                   20,000          5,000         25,000              0.23%          0.00%
John Daly                           20,000          5,000         25,000              0.23%          0.00%
Joan Davison                        25,000          6,250         31,250              0.29%          0.00%
Richard Demeter                        500            125            625              0.01%          0.00%
Donna Enright-Giannome                 500            125            625              0.01%          0.00%
Diane Geradi                         1,000            250          1,250              0.01%          0.00%
Robert Gianneto                      2,500            625          3,125              0.03%          0.00%
Mark J. Grigoletto                   5,000          1,250          6,250              0.06%          0.00%
Albert Heinlein & MaryLou
  Heinlein                          55,000         13,750         68,750              0.63%          0.00%
Carolyn Heinlein                    25,000          6,250         31,250              0.29%          0.00%
Jessica Heinlein                     5,000          1,250          6,250              0.06%          0.00%


                                     -12-

John Heinlein                       25,000          6,250         31,250              0.29%          0.00%
Kathy Hogan                            500            125            625              0.01%          0.00%
Thomas M. Jones                     10,000              0         10,000              0.09%          0.00%
Karen Ladolcetta                     2,000            500          2,500              0.02%          0.00%
Thomas Lauro                         3,000            750          3,750              0.03%          0.00%
Carol Mancuo                         1,000            250          1,250              0.01%          0.00%
Janice Martin                        2,000            500          2,500              0.02%          0.00%
William Martin                         500            125            625              0.01%          0.00%
Catherine McQuade                    5,000          1,250          6,250              0.06%          0.00%
John D. Melillo                     10,000         10,000         20,000              0.18%          0.00%
Rachel Menna                           500            125            625              0.01%          0.00%
Joseph Millet                       55,000         13,750         68,750              0.63%          0.00%
Justin Millet                        5,000          1,250          6,250              0.06%          0.00%
Ryan Millet                          5,000          1,250          6,250              0.06%          0.00%
Noelle Mironis                       5,000          1,250          6,250              0.06%          0.00%
Rania Mironis                       20,000          5,000         25,000              0.23%          0.00%
Mary Monroe                          2,000            500          2,500              0.02%          0.00%
Robert J. Murphy                       500            125            625              0.01%          0.00%
Walter J. Nagorski                   5,000          5,000         10,000              0.09%          0.00%
Larry R. Nelson                     20,000          5,000         25,000              0.23%          0.00%
Odyssey Investments, LLC           130,000        625,000        755,000              6.89%          0.00%
Chris Overton                        5,000          5,000         10,000              0.09%          0.00%
Art Price                            1,000            250          1,250              0.01%          0.00%
Barry Price                            500            125            625              0.01%          0.00%
Ana-Maria Ruela                     55,000         13,750         68,750              0.63%          0.00%
Joao M. Ruela & Florinda
  Ruela                             55,000         13,750         68,750              0.63%          0.00%
Bernard Schmitt                     20,000          5,000          5,000              0.23%          0.00%
Jeffrey Shelly                      20,000          5,000         25,000              0.23%          0.00%
Sterling Investment Services,
  Inc.                             110,000        275,000        385,000              3.51%          0.00%
Harry Stylianou                     10,000        120,000        130,000              1.19%          0.00%
Elisa Sudol                          2,000            500          2,500              0.02%          0.00%
Allen K. Suzuki                      2,500          5,000          7,500              0.07%          0.00%
Jose Urquijo                         5,000          1,250          6,250              0.06%          0.00%
Scott Weiss & Sharon Weiss           5,000          1,250          6,250              0.06%          0.00%
Russ Westrich                        2,000            500          2,500              0.02%          0.00%
Elizabeth Zambella                   2,000            500          2,500              0.02%          0.00%
Robert J. Zuppe                      5,000          1,250          6,250              0.06%          0.00%
Stephen Hohener                    250,000        270,000        520,000              4.75%          0.00%
Michael Gragnani                   250,000        275,000        525,000              4.79%          0.00%
Diversified Consulting, LLC.       100,000              0        100,000              0.91%          0.00%
Ronald A. Frolkenflik              100,000        100,000        200,000              1.83%          0.00%
Al Scharchilli, Jr.                  6,500          1,625          8,125              0.07%          0.00%
Nancy Andreola                         500            125            625              0.01%          0.00%
Sal Madaffari                        7,500         10,000         17,500              0.16%          0.00%
Stephen Russo                        7,500         10,000         17,500              0.16%          0.00%
-----------------------------   ------------   ------------   --------------   --------------   ------------
Total Shares                     1,556,000      1,922,750      3,478,750             31.76%          0.00%

                             Plan of Distribution

     The Wall Street Web, Inc. shareholders identified on page 13 of this prospectus, not Wall Street Web, Inc. itself, are offering all of the shares
to be sold in the offering.   The selling shareholders are acting
individually, not as a group.   The 1,922,750 Warrants which have been issued
are being registered as are the underlying shares. Each Warrant is to be converted to one (1) share of common stock with an exercise price of $1.00.

     The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such a loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange-traded, listed option transactions that require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, "regulation m", which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

                              Legal Proceedings

     There are currently no pending or threatened legal proceedings which involve Wall Street Web or against any of our officers or directors as a result of their capacities with Wall Street Web.

     The legality of the issuance of the shares offered hereby will be passed upon for us by the law offices of Carmine J. Bua, San Diego, California (Exhibit "5.1").

        Directors, Executive Officers, Promoters and Control Persons

(a)  Directors and Officers.

     Our Bylaws provide that the number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated. Currently, Wall Street Web has a total of 2 directors. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors and executive officers of Wall Street Web are as follows:

NAME                     AGE       POSITIONS HELD                     SINCE
----                     ---       --------------                     -----

Joao ("John") Ruela      33        Vice President, Director, CEO      4/1998
Thomas Melillo           59        President,  CFO, & Director        4/1998

Business Experience of Officers and Directors
---------------------------------------------

JOAO (JOHN) A. RUELA, 33 years old - Vice President, CEO and Founder of Wall Street Web, Inc. Prior to founding Wall Street Web, Inc. Mr. Ruela was a Registered Representative with Westfalia Investments from 1993 to 1997. Mr. Ruela attended Bergen College, Paramus, New Jersey, from 1988-1990 study business administration and computer science.

THOMAS MELILLO, 59 years old - President, CFO and founder of Wall Street Web, Inc. Prior to founding Wall Street Web, Inc., Mr. Mellillo was self-employed in the brokerage industry from 1992 to 1997. Mr. Mellillo attended Saint Peters College University, Jersey City, New Jersey, and received a degree in Business Administration.

Key Personnel
-------------

JEFF SHELLY, 34 years old - Web Master. Prior to joining Wall Street Web, Inc. Mr. Shelly was the Webmaster for Megasoft Online, Inc. from 1996-1997. From 1995-1996, Mr. Shelly was a Webmaster for Incyte Media. Mr. Shelly received his BS in Business Administration from New York University.

       Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the number and percentage of outstanding shares of company Common Stock owned by (i) each person known to Wall Street Web to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group, to date:

Name and Address              Number of Common Stock         Percentage of
of Beneficial Owners (2)      Beneficially Owned             Ownership(1)
--------------------          ----------------------         -------------

Joao ("John") A. Ruela,          4,548,000 Shares                 42%
Vice-President & Director
70 Pasadena Avenue
Lodi, New Jersey  07644

Thomas Melillo,                  4,865,000 Shares                 45%
President & Director
2 Johnsvale Road
Park Ridge, New Jersey 07656

All executive officers
as a group                       9,413,000 Shares                 86.1%

(1)    Based upon 10,969,000 shares of common stock issued and outstanding.
(2) Beneficial ownership exists when a person has either the power to vote or sell our common stock. Unless otherwise indicated, we believe that the person named in the table has sole voting and investment power with respect to all securities beneficially owned by him. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date whether upon the exercise of options or otherwise. None of the beneficial owners as set forth above herein has the right to acquire stock within 60 days from options, warrants, rights, conversion privilege or any similar obligations.

                          Description of Securities

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

(a)  Common Stock.

    (i)   General.

    We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share. As of December 20, 2001 there were 10,969,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

    (ii)  Voting Rights.

    Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

    (iii)  Dividend Policy.

    All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.
    Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

    (iv)  Miscellaneous Rights and Provisions.

    Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

(b)  Preferred Stock.

    (i)   General.

    No preferred stock has been authorized to date.

    (ii)  Dividends, Voting, Liquidation, & Redemption.

    Upon issuance, our Board of Directors will determine the rights and preferences of shares of preferred stock. The Board of Director's ability to issue preferred stock without further shareholder approval has the potential to delay, defer or prevent a change in control of our corporation. Moreover, the Board of Director's broad discretion in designating specific rights and preferences may have the potential to dilute or devalue the stock held by the common shareholders.

(c)  Shares Eligible for Future Sale.

     Upon completion of this Offering, we will have outstanding an aggregate
of 10,969,000 shares of our common stock.   Of the total outstanding shares,
3,478,750 shares (which includes 1,922,750 Warrants, an underlying share being registered for each Warrant) sold in this Offering, will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. An "Affiliate" is defined as "...a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with...." the issuer (Wall Street
Web, Inc.). A total of 1,922,750 Warrants will be freely tradable without restriction or further registration under the Securities Act once they are exercised and converted into common stock. Of the remaining 9,413,000 shares of common stock held by existing stockholders, these 9,413,000 shares are to be deemed "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

     In general, under Rule 144 as currently in effect, any of our Affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-Affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited re-sale of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-Affiliates do not lose their status as restricted securities. However, as set forth in Rule 144A (d)(3), should a market develop for our common stock, Rule 144A would not longer be available.

     As a result of the provision of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

(d)  Shareholders

     As of December 31, 2001, there are 63 holders of Wall Street Web common stock.

(e)  Transfer Agent

     The transfer agent for the shares of common stock is Jersey Transfer & Trust Co., 201 Bloomfield Avenue, P.O. Box 36, Verona, NJ 07044.

                         Interest of Named Experts

     Our audited financial statements for the years ended April 30, 2001 and 2000 have been included in this prospectus in reliance upon Malone & Bailey, PLLC, 5444 Westheimer Rd., #2080, Houston, TX 77056, independent Certified Public Accountants, as experts in accounting and auditing.

     Legal matters concerning the issuance of shares of common stock offered in this registration statement have been passed upon by Carmine Bua, Attorney at Law, 3838 Camino Del Rio North, Ste. 333, San Diego, CA 92108.

   Disclosure of Commission Position of Indemnification for Securities Act
                                 Liabilities

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                     Organization Within Last Five Years

     No promoters have been involved with the Company either directly or indirectly, since its inception on March 25, 1998.

                          Description of Business

     Under this section we provide detailed forward-looking statements regarding our business plan. Investors should note that we have not made significant strides toward implementation of many of the initiatives described in this section, including hiring a sales and marketing team, securing sufficient funding, completing development of our software product line, and recruiting third party agents to market our products and services, among other planned initiatives. Failure to execute any of these objectives could have a material adverse effect on our business, operations and financial condition any of which may lead to the partial or complete loss of your investment.

Summary of Wall Street Web's Business and Services
--------------------------------------------------

     Wall Street Web launched the company's first successful web site, www.stockrumors.com, after identifying what it considered to be an opportunity to deliver a financial news product that was not currently available to the investing public. The management of the company believed that this product would appeal to both professional and nonprofessional investors. Since then the management of the company has focused on developing subscription based products to serve neglected or fragmented areas of the financial information market. We currently operates three web sites; www.stockrumors.com, www.brokeracall.com, and www.streamingquotes.tv. The web site www.stockrumors.com is a subscription-based site that provides its subscribers access to rumors on publicly traded companies. The website www.brokercall.com is a subscription based site that provides its subscribers with access to a database of analyst recommendation on publicly traded companies that is searchable by the company's ticker symbols. The web site www.streamingquotes.tv is a subscription-based site that provides its subscribers with realtime stock market quotes of professional quality.

     The website, www.stockrumors.com, is operated by Wall Street Web in much the same way a traditional news service is operated. The staff acts in the same capacity as a reporter for a newspaper, the staff receives information from various traders, fund managers and stockbrokers. We attempt to verify or corroborate the information and from public information, attempt to provide an intelligent viewpoint of the story at hand. We do not accept and therefore does not comment or disseminate information that emanates from a source believed to be employed by, affiliated or related to Wall Street Web that the rumor is being commented on. Our staff communicate directly to hedge fund managers, stock brokers, and traders. From the aforementioned persons the staff of Wall Street Web disseminates the news. We do not reproduce any information that can be construed as a being derived from a public information source via website or research report. The staff of Wall Street Web does not accept rumor information from company executives.

     When the Wall Street Web staff is alerted to a possible rumor, they first contact our company for comments. The staff of Wall Street Web then checks the news services to see if the rumor has been publicly announced, if it has not then it will then be posted on the internet website. Then the information is distributed first to subscribers of the email and fax service and then to the Rumorexpress subscribers; Rumorexpress is a beeper-based service whereby the subscriber receives text information via their beeper. Lastly, after the subscribers have had first look at the rumor it is then placed onto the website for public viewing. To the best of management's knowledge all the various subscribers (e-mail, RumorXpress, and the website) are all updated near simultaneously. The Stockrumors.com web site, which is continuously updated, provides the investing public with information concerning rumors that move stocks and the stock market. The brokercall.com web site allows the investing public to view analyst upgrades and downgrades on a particular company. In addition to revenues from subscriptions, Wall Street Web generates revenues from advertising banners and sponsorships on its web sites.

     We gather and compile analysts' comments on publicly traded companies from various news sources and organizes this information into a database that is accessible by the subscribers of the web site.

     Through the web site www.streamingquotes.com, Wall Street Web sells realtime, streaming NYSE, AMEX, NASDAQ, and Level II stock quotes for a monthly subscription price of $29.95 per individual investor.

Marketing Strategy

Industry Analysis.
------------------

     The growth of the Internet has changed the way investors seek information and manage their portfolios. The Internet allows individual investors greater access to information that was formerly only available to financial professionals. Both professional investors and individual investors who have traditionally relied on print and other media for information are now, through the super-distribution network created by the advent of the Internet are now demanding greater accessibility and faster access to financial information. The Internet allows for information to be disseminated to a wider audience at faster pace than was possible previous to its existence. The growth of the Internet has given rise to new methods of information distribution for many industries. Of which the brokerage industry has been enabled by the Internet to provide professional and individual investors with a whole new set of tools for managing their portfolios. Through the acceptance by the brokerage clients as the emerging method by which to transact information or execution, we feel this exemplifies the fact that Internet based information and execution systems represent a large market opportunity for Wall Street Web. The customers of these online brokerage firms, by entering their trades through a computer connected to the Internet, are by the act of doing so indicating a level of comfort with the Internet as a means of communication and commerce. The management of Wall Street Web believes that as investors become more comfortable using the Internet to execute brokerage transactions, they are also becoming more comfortable and accustomed to receiving financial information and other news items over the Internet. The management of Wall Street Web believes that the long term trend will be for more investors to establish brokerage accounts which offer trading via the Internet, which will over the longer term lead to a growth in the total number of trades executed via the Internet, and we expect the demands for financial information over the Internet to also increase.

     Given the growing number of investors with access to the Internet, it is Wall Street Web's intention to capitalize on the opportunity to provide financial information to those investors with Internet access. We believe there is a correlation between the number of people having online brokerage accounts and the growth of business for Wall Street Web. The management of Wall Street Web believes that the level of stock market trading activity is directly correlated to the over performance of the stock market and investors' perceptions of the future performance of the stock market. While the short term level of stock market trading activity may fluctuate, history has demonstrated that the long term trend of the market has been to move higher, and that the long term trend in stock market trading volume has been to higher levels. As a result of this, the management of Wall Street Web believes that the longer term trend in the number of online brokerage account holders will be towards higher levels and this increases the potential market size of Wall Street Web's client base. Through the growth of the Internet use as a financial information-gathering source by potential investors and being Wall Street Web's primary delivery method for the information, we strongly believe the growth of investors using the Internet, as an information medium will directly translate into more potential customers.

Competition.
------------

     The management of the company believes its competition consists of other subscription based web sites including TheStreet.com, CBSMarketwatch.com,
HyperFeed Technologies which operates pcquote.com,   Interactive Data Corp.
f/k/a Data Broadcasting Corp., and Jagnotes.com. The management of Wall Street Web believes it is competing with other financial web sites that charge their members a subscription fee based upon uniqueness of information and ease of access. The management of Wall Street Web does not view web sites that provide free financial news content from major media organizations such as Reuters or Associated Press as its competitors. This is because this free to the public news content is readily available the management of Wall Street Web considers this content to be widely distributed and a low value commodity item.

     Many of our current and potential competitors have greater name recognition, financial, technical or marketing resources, and more extensive customer bases. Much of the information provided by Wall Street Web is publicly available and we do not own any patented or otherwise protected technologies that would preclude or inhibit competitors from entering the markets.

     The competitors within Wall Street Web's market space are from a broad cross-section of financial information providers. The space is proliferated by smaller organizations that provide financial information and analysis on a
specific target industry or event analysis.   Many of the industry
participants are private organizations and while financial information on these privately held companies is very sparse, it is believed that most of them are small organizations with limited staff and revenue. Others, such as the Motley Fool, which started out as a small operation has grown into an industry leader. Therefore, the management of the Wall Street Web believes that its industry contains five (5) publicly traded competitors, The Street.com, CBS Marketwatch, JAG Notes.com, Interactive Data Corp., HyperFeed Technologies, Inc. and Wall Street Strategies, Inc. We feel the aforementioned companies provide the best comparable for Wall Street Web.

     Management believes that JAG Notes and HyperFeed Technologies, Inc. best represent competitors within the industry group. Both are smaller organizations with similar products and services. Wall Street Web, Inc. competes directly with JAG Notes through its stockrumors.com service and with the brokercall.com service, and the management of Wall Street Web believe that JAG Notes provides rumor information almost every day. HyperFeed Technologies provides stock market quotes to both professional and individual investors.
It is believed that Market Watch and the Street.com only report rumor information on an occasional basis, but they do offer a service that competes with Brokercall.com.

     As a result of the available information, we believe that there will continue to be an increasing demand for the products and services provided by us. Trends in subscriber numbers tend to follow the direction of the market as a whole. It is our opinion, based upon past trends in the ebb and flow of the Wall Street Web subscriber base, that when the stock market is moving in a downward direction, Wall Street Web subscriber base will shrink, conversely, when the stock market is moving in an upward trend we have seen the subscriber base grow.

     As stated in the aforementioned sentences, management believes that based upon past trends in the subscriber base Wall Street Web will have subscriber base expansion and contraction. It is also the belief by management that when Wall Street Web achieves a more prominent position within the financial information providers market segment, there will subsequently be an increase in demand for the products and services of Wall Street Web within this industry.

Customer Profile.
-----------------

     Like any traditional media outlet, Wall Street Web serves two "customer types": subscribers and advertisers. Subscribers pay a recurring membership fee, which provides the user with ever changing information and formats. We will continue to deliver products and services to retain and enhance the member base. Potential users will become familiar with Stockrumors through aggressive affiliate marketing and advertising.

     We expect that as we increase our advertising spending after our common stock is publicly traded and our customer base grows, that this will result in an increased awareness of Wall Street Web by our potential (subscriber) customer base and those seeking to reach those customers. We believe that other advertisers seeking to reach the demographics provided by the customers will increasingly want their products advertised on our web sites.

     We believe that this increased presence among advertisers and growth in subscription customers can be achieved over a period of the next 6-12 months. This growth in subscription customers and increased presence among advertisers is dependent on the company increasing its advertising budget and hiring additional personnel. This may require additional capital if the Warrant holders herein choose not to exercise their Warrants.

Advertising.
------------

     Our short-term strategy is to work with advertisers and advertising agencies to move a portion of their existing advertising to us. Long-term objectives include working with advertisers as they plan their annual advertising budget to increase spending levels by Client companies on websites maintained by Wall Street Web. Current advertisers include Trendtrader, IMF Corp., Onlinetraders.com and Mostactive.com.

     We will also utilize other advertising resources such as banners, press releases, and major financial outlets and news media and also expand co-branded ventures with allied companies such as Datalink.com. Additional portions of the budget will be used to create awareness about the membership program and create brand name recognition of "Stockrumors."

Strategic Alliances.
--------------------

     We have developed strategic alliances with Datalink.net. Pursuant to an agreement with Datalink.net, Wall Street Web supplies information to Datalink, which is marketed to Datalink's customers and the resulting revenues are divided between Wall Street Web and Datalink.

     Presently, no one customer provides more than 10% of our revenues and foreign sales constitutes less than 1% of Wall Street Web's revenues. We have no government contracts or sales from government contracts.

Employees.
----------

     At present, we have three full-time employees and one part-time employee.

          Management's Discussion and Analysis or Plan of Operation

     The following discussion regarding Wall Street Web, Inc. and its business and operations contains "forward-looking statements". Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may", "expect", "anticipate", "estimate", or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.
Overview:

     Wall Street Web, Inc. provides information covering the day-to-day activities of "Wall Street". We gather and compile information from contacts at financial institutions and releases such information to subscribers through its web sites, www.stockrumors.com and www.brokercall.com, on a timely basis. The Stockrumors.com web site provides the investing public with information concerning rumors moving stocks and the stock market. Wall Street Web operates the brokercall.com web site which allows the investing public to view analyst upgrades on a particular company. The web site www.streamingquotes.tv provides real time stock market quotes to the investing public. In addition to revenues from subscriptions, we generate revenues from advertising banners and sponsorships on its web sites.

Results of operations:

     Revenues are derived from annual, semi-annual, quarterly, and monthly subscriptions relating to our products on the Stockrumors.com Brokercall.com web sites, and from the sale of advertising banners placed on these sites. Results of operations for nine months ended January 31, 2002 were impacted by limitations on resources, primarily financial, which inhibited advertising activities. During the nine months ended January 31, 2002, we had net sales of $38,700, reflecting a decrease of $57,301, or 60%, compared to the net sales of $96,001 for the same period ended January 31, 2001. Net sales in both years were derived from the sale of advertising. This decrease was due to a decrease in the number of subscribers.

     Results of operations for the year ended April 30, 2001 were impacted by limitations on resources, primarily financial, which inhibited advertising
activities.   In June of 2001, we sold 2,500 shares of common stock for $2 per
share for Allan Suzuki for $5,000.   From August 2001 through October 2001, we
sold 40,000 shares of common stock for $1.00 per share for $40,000 to accredited investors pursuant to Regulation D, Rule 505 as set forth below
herein.   In September of 2001, we issued 20,000 shares of common stock for professional services at $1.00 per share.

     Rule 505 of Regulation D of the Securities Act of 1933, as amended, permits a company to sell up to $5 million of securities in any twelve-month period. The number of purchasers may not exceed 35 in number, excluding an unlimited number of persons who are in fact, or the company believes are, accredited investors. With respect to the offerings specifically referred to herein and conducted by Wall Street Web, we believe that we have complied with the conditions and guidelines as set forth in Rule 505 including the criteria that the investors who invested in the were, in fact, accredited investors.

     For the fiscal year ended April 30, 2001, Wall Street Web earned gross revenues of $120,544, compared to gross revenue of $227,765 for the year ended April 30, 2000. Revenues for the year ended April 30, 2001 of $120,544 represented a 47% decrease (or $107,221 decrease) over the comparable 2000 period. This decrease in revenues is the result of a decrease in the number of subscriptions being sold by Wall Street Web. As of April 30, 2001, Wall
Street Web had 316 subscribers compared to 919 as of April 30, 2000.   During
2000 and 1999, Wall Street Web charged its subscribers a monthly subscription rate of $20. As a result of competitive pricing pressures, in June 2000, Wall Street Web lowered its monthly subscription rate to $9.95. The lowering of the monthly subscription rate has had a negative impact on revenues, profitability, and cash flow. Wall Street Web subsequently raised its monthly subscription rate to $19.00 in February of 2001.

General and administrative expenses:

     General and administrative expenses consist primarily of compensation and related expenses, occupancy costs, professional fees, and other office expenses. The aggregated general and administrative expenses for the year ended April 30, 2001 was $497,879 and $412,615 for the year ended April 30, 2000. Of which, respectively, $131,000 and $117,000, respectively, represents non-cash operating expenses attributable to compensation payable to our Principal Stockholders that was accrued and subsequently waived.

Liquidity and Capital Resources:

     As of the nine months ended January 31, 2002, Wall Street Web has total assets of $17,246. Based upon 10,969,000 shares issued and outstanding, as of nine months ended January 31, 2002, Wall Street Web's total stockholder's deficit was $(164,271). We incurred a net loss of $(481,626) for the period ended January 31, 2002 or approximately $(.04) per common share, compared to the period ended January 31, 2001 when we had a net loss of $325,983 or $(.03) per common share. For the year ended April 30, 2001, we had a net loss for the 12 month period of $417,888 or $(.04) per common share, based upon 10,691,500 shares issued and outstanding. These losses can be attributed to loss of revenue from a decrease in subscribers. Management believes that we will continue to incur net losses through at least October 31, 2002, and that, although a portion of our historical net losses have been attributable to non-cash operating expenses, it will need additional equity or debt financing to be able to sustain its operations until it can achieve profitability.

     Management also believes that the commercial success and profitability of Wall Street Web will depend significantly on its ability to (i) expand the subscriber base for its current web sites in the United States and abroad;
(ii) launch new web sites in the United States and abroad that will be of interest to the financial community; (iii) increase web site advertising revenues derived from current sources and through the development of new sources; and (iv) expand the range of services offered to subscribers and other users.

     We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis, we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates reflect increases in costs due to inflation.

                          Description of Property

     Wall Street Web currently rents office space on a month-to-month basis at $500 per month, at 71 Irvington Street, Westwood, New Jersey 07675. We intend to expand as revenues increase. We own no properties at present and have no intentions or agreement to acquire any properties in the near future.

                Certain Relationships and Related Transactions

     As of April 1, 2001, we have issued a total of 10,000,000 shares of common stock to the following persons:

     Joao ("John") Ruela, Vice President, Director & CEO     5,000,000
     Thomas Melillo, President, CFO & Director               5,000,000

     During December of 1999, the Principal Stockholders gifted shares to following individuals who consisted of friends and family members. No compensation was received in return for the shares.

     Tom Melillo gifted the following shares to the following individuals

  Elizabeth Zambella                   2,000
  Diane Geradi                         1,000
  Art Price                            1,000
  Carol Mancuo                         1,000

  Barry Price                            500
  Janice Martin                        2,000
  Donna  Enright-Giannome                500
  Mary Monroe                          2,000
  Elisa Sudol                          2,000
  Rachel Menna                           500
  Nancy Andreola                         500
  Russ Westrich                        2,000
  Kathy Hogan                            500
  Karen Ladslatta                      2,000
  Robert J Murphy                        500
  Richard Demeter                        500
  William Martin                         500
  Thomas Lauro                         3,000


     John Ruela gifted the following shares to the following individuals

  Joao & Florinda Ruela               55,000
  Albert & MaryLou Heinlein           55,000
  Joseph & Florinda Millet            55,000
  Carolyn Heinlein                    25,000
  Ana-Maria Ruela                     55,000
  Justin Millet                        5,000
  John Heinlein                       25,000
  Jessica Heinlein                     5,000
  Joan Davison                        25,000
  Rania Mironis                       20,000
  Noelle Mironis                       5,000
  Cattherine McQuade                   5,000
  Ryan Millet                          5,000

     During January 2000, the Principal Stockholders, Messrs. Ruela and Melillo, each transferred 100,000 shares of their Wall Street Web common stock directly to certain financial consultants, Sterling Investments Services, Inc. and Odyssey Investments, LLC, as consideration for services provided to Wall
Street Web.   Messrs. Ruela and Melillo each transferred 12,500 of their Wall
Street Web common stock to employee, Jeff Shelly and former employee, Jose
Urquijo, as consideration for their services provided to the Company.   Wall
Street Web recorded compensation expense of $153,000 based on the estimated fair value of the shares transferred.

     After the preceding stock transferences the following individuals had the remaining positions.

     Joao ("John") Ruela, Vice President, Director & CEO     4,548,000
     Thomas Melillo, President, CFO & Director               4,865,000

     On October 25, 2000, the Board of Directors of the company declared a warrant dividend of .25 per common share to the existing shareholder's of Wall Street Web, resulting in the issuance of 2,666,000 warrants.

           Market for Common Equity and Related Stockholder Matters

No Market for our Shares
------------------------

     As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. In the event that we are successful in raising capital through this offering, there will still be only a limited market (if any at all) for our shares. Only in the event that we are successful in making this initial public offering of our common stock do we anticipate that we will ever have any public market for our securities. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock. We do intend to enlist a market maker to file an application to become quoted on the NASD OTC Bulletin Board stock exchange. We have had previous relationship with Equitrade Securities in California. They had previously filed a 15c2-11 application with the NASD on our behalf. However, we have not received a commitment from them or any other market maker regarding the registration of the proferred securities in this Form SB-2 filing.

Stock Sale Rule: Possible Inability to Sell in the Secondary Market
-------------------------------------------------------------------

     Rule 15(g)-9 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes additional sales practice requirements on broker-dealers who sell securities subject to that Rule to persons other than established customers and accredited investors (generally including institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $400,000 individually or $300,000 jointly with his or her spouse). In the event that Wall Street Web's Common Stock trades below $5.00 per share, the Shares would be subject to the Rule. For transactions covered by the Rule, broker-dealers must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, if transactions in Wall Street Web's Shares are subject to the Rule, the ability of purchasers in this Offering to sell their Shares in the secondary market may be affected, if in fact any exists.

Penny Stock Reform Act: Possible Inability to Sell in the Secondary Market
--------------------------------------------------------------------------

     In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 if the issuer has been continuously operating for less than three years, or $5,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Wall Street Web's Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because Wall Street Web's Shares are at this time, designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their Shares in the secondary market.

Immediate Substantial Dilution
------------------------------

     As of the date of this Offering Document, the present stockholders of Wall Street Web acquired their Common Stock at a cost substantially less than the $1.00 per Share to be paid by investors herein. Accordingly, investors herein, will sustain an immediate dilution in the book value of their holdings. (See "Dilution").

Control of our Company by Existing Shareholders
-----------------------------------------------

     Neither Wall Street Web's Certificate of Incorporation nor its By-Laws provides for cumulative voting. Should this Offering be successful, the investors herein will own approximately 12.7% of the outstanding Common Stock of Wall Street Web assuming the maximum number of Shares Warrants registered offered (1,976,625) are exercised. As a result, existing shareholders will beneficially own 87.3% of the outstanding shares of Common Stock of Wall Street Web, assuming successful completion of this Offering. Thus, even after the offering, the existing shareholders will still be in a position to control or influence significantly the affairs of Wall Street Web and certain matters requiring a stockholder vote, including but not limited to the election of directors, the amendment of Wall Street Web's Certificate of Incorporation or Bylaws, the merger or dissolution of Wall Street Web and the sale of all or substantially all of Wall Street Web's assets.

Possible Issuance of Additional Securities
------------------------------------------

     We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Other Provisions
----------------

     The shares of common stock offered by this prospectus, when issued, will be duly and validly issued, fully paid and nonassessable. You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

Dividends
---------

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

                           Executive Compensation

     We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives. We currently have no written employment agreements with any of our officers, however, we have agreed to the following annual salaries and stock options for our executive officers:

Name and Principal Position     Year      Annual Salary     Bonus     Options
---------------------------     ----      -------------     -----     -------
John Ruela, CEO & Director      2001       $72,000          0         0
Thomas Melillo, CFO & Director  2001       $13,000          0         0

     The two principals are scheduled to receive the exact same salaries for the calendar year 2002.

                              Financial Statements





                         INDEPENDENT AUDITORS REPORT


To the Board of Directors and Stockholders
   Wall Street Web, Inc.
   Westwood, New Jersey

We have audited the accompanying balance sheet of Wall Street Web, Inc., as of April 30, 2001, and the related statements of loss, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wall Street Web, Inc. as of April 30, 2001, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States.


MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

September 27, 2001

                             Wall Street Web, Inc.
                                 Balance Sheet
                                 April 30, 2001

     ASSETS

Current Assets
  Cash                                                           $   2,325
  Accounts receivable                                                2,958
                                                                 ---------
     Total Current Assets                                            5,283


Office equipment and furniture, net of $20,313
  accumulated depreciation                                           9,438
                                                                 ---------
     TOTAL ASSETS                                                $  14,721
                                                                 =========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable                                               $  72,431
  Deferred revenue                                                   3,385
                                                                 ---------
     Total Current Liabilities                                      75,816
                                                                 ---------
Stockholders' Deficit
  Common stock, $.001 par, 100,000,000 shares authorized,
    10,691,500 shares issued and outstanding                        10,691
  Paid in capital                                                  591,538
  Accumulated deficit                                             (663,324)
                                                                 ---------
     Total Stockholders  Deficit                                  ( 61,095)
                                                                 ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                      $  14,721
                                                                 =========


                See summary of significant accounting policies
                      and notes to financial statements.

                             Wall Street Web, Inc.
                              Statements of Loss
                For the Years Ended April 30, 2001 and 2000

                                                                  Restated
                                                      2001          2000
                                                   ---------     ---------
Sales                                              $ 120,544     $ 227,765

Cost of sales                                         18,042        24,648
Selling                                               22,433        44,415
General and administrative                           497,879       412,615
Depreciation                                           7,848         6,791
                                                   ---------     ---------
     Total costs of operations                       546,202       488,469
                                                   ---------     ---------

Net loss from operations                            (425,658)     (260,704)

Interest income                                        3,010           373
Interest (expense)                                  (  1,481)     (    792)
Other income                                           6,241         4,762
                                                   ---------     ---------
     Net loss                                      $(417,888)    $(256,361)
                                                   =========     =========

Net loss per common share                              $(.04)        $(.03)

Weighted average common shares outstanding        10,622,750   10,,018,250





                See summary of significant accounting policies
                      and notes to financial statements.

                             Wall Street Web, Inc.
                       Statements of Stockholders' Deficit
                   For the Years Ended April 30, 2001 and 2000
                                  (Restated)

                                          Common Stock             Paid In   Accumulated
                                      Shares        Amount        Capital      (Deficit)      Totals
                                    ----------    ----------    ----------    ----------    ----------

Balances,
  April 30, 1999                    10,000,000    $  10,000     $   (8,500)   $   10,925    $   12,425

Shares issued for
  - cash, net of expenses              124,000          124         78,305                      78,429
Contribution of shares
  to Company by founding
stockholders                          (225,000)        (225)           225
Contribution to capital
  by founding stockholders
  for services of employees
  and consultants                      225,000           225       152,775                     153,000
Net loss                                                                        (256,361)     (256,361)
                                    ----------    ----------    ----------    ----------    ----------
Balances,
  April 30, 2000                    10,124,000        10,124       222,805      (245,436)     ( 12,507)

Shares issued for
  - cash, net of expenses              567,500           567       288,483                     289,050
Warrants issued for
  - cash                                                               450                         450
  - services                                                        79,800                      79,800
Net loss                                                                        (417,888)     (417,888)
                                    ----------    ----------    ----------    ----------    ----------
Balances,
  April 30, 2001                    10,691,500    $   10,691    $  591,538    $ (663,324)   $ ( 61,095)
                                    ==========    ==========    ==========    ==========    ==========



                See summary of significant accounting policies
                      and notes to financial statements.

                             Wall Street Web, Inc.
                            Statements of Cash Flows
                  For the Years Ended April 30, 2001 and 2000


                                                                    Restated
                                                        2001          2000
                                                     ---------     ---------
CASH FLOWS FROM OPERATIONS
  Net (loss)                                         $(417,888)    $(256,361)
  Adjustments to reconcile net deficit
    to cash provided from operating activities
Depreciation                                             7,848         6,791
Forgiveness of receivables from business
  controlled by stockholders                                           6,879
Common stock issued for services                                     153,000
Warrants issued for services                            79,800
Changes in:
Accounts receivable                                        936         1,421
Accounts payable                                        67,355      (  3,072)
Accrued expenses                                      ( 43,827)       43,827
Deferred revenue                                      ( 27,342)     (    782)
Accrued expenses                                      ( 43,827)       43,827
                                                     ---------     ---------
NET CASH (USED BY) OPERATING ACTIVITIES               (333,118)     ( 48,297)
                                                     ---------     ---------

CASH FLOWS (USED BY) INVESTING ACTIVITIES
  Purchase of office equipment and furniture          (  6,112)     (  4,667)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock and warrants                      289,500        78,429
                                                     ---------     ---------
NET INCREASE (DECREASE) IN CASH                       ( 49,730)       25,465

Cash at beginning of period                             52,055        26,590
                                                     ---------     ---------
Cash at end of period                                $   2,325     $  52,055
                                                     =========     =========
Supplemental disclosures:

Interest paid                                        $   1,481     $     792




                See summary of significant accounting policies
                      and notes to financial statements.

                             Wall Street Web, Inc.
                        Notes To Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations. Wall Street Web, Inc. ("Company") operated as a sole proprietorship under the name Thomas Melillo DBA Stockrumors.com from December 1997 until April 1998 when it was incorporated in New Jersey as Wall Street Web, Inc.. The Company gathers and compiles information from contacts at financial institutions and releases such information to subscribers, generally financial and stock market professionals, through its websites, www.stockrumors.com and www.brokercall.com on a timely basis. The Stockrumors website provides the investing public with information concerning rumors regarding stocks and stock markets. The Brokercall website allows the investing public to view analyst upgrades and downgrades on companies.

Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents. For purposes of the cash flow statement, the Company considers highly liquid investments with maturities less than 90 days as cash and cash equivalents.

Revenue recognition. Revenues are generated through the sale of subscriptions, advertising banners, and sponsorships on the Company's websites. Subscription revenues are generally collected in advance on a monthly, quarterly, semi-annual, or annual basis. Advertising revenues are generally derived from agreements that provide for monthly fees and guarantee advertisers a specified monthly utilization rate for the Company's websites and additional advertising time if there is a utilization shortfall. Subscription and advertising revenues are recognized over their respective periods of the related subscription and advertising agreements. Unearned fees, including fees related to utilization shortfalls, are included in deferred revenue in the accompanying balance sheet.

Depreciation is currently being provided on the property and equipment used by the Company using the straight line method over an estimated useful life of three to seven years for all computers, equipment, and furniture.

Income Taxes. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Loss per common share is calculated by dividing the net loss by the weighted average shares outstanding. There are no dilutive securities.

Restatements of 2000 were made.  See Note 6 for details.

Stock options issued to employees are accounted for by following Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and by following the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, which established a fair-value-based method of accounting for stock-based compensation plans. Stock options issued to other than employees are accounted for by following Statement of Financial Accounting Standards No. 123.


NOTE 2 - OFFICE EQUIPMENT & FURNITURE

Office equipment and furniture are summarized by major classifications as follows:

            Computers                                 $ 3,209
            Office furniture                           26,542
                                                      -------
                                                       29,751
            Less accumulated depreciation             (20,313)
                                                      -------
                                                       $9,438
                                                      =======


NOTE 3 - COMMON STOCK

For the year ended April 30, 1998, the Company sold to the founders 5,000 shares of common stock for $1,500.

For the year ended April 30, 1999, the Company declared a 2,000 for 1 stock split increasing the number of shares outstanding to 10,000,000 shares.

For the year ended April 30, 2000, the Company founders gifted 362,000 shares to relatives and 225,000 shares to employees and consultants. The 225,000 shares gifted to employees and consultants were recorded as a contribution to capital by the founders, then issued by the Company for $153,000 for services performed by the employees and consultants. Also, in fiscal 2000, the Company sold 44,000 shares for $1 per share and 80,000 shares for $.50 per share to various investors through private placements for a total value of $84,000. $5,571 of expenses incurred for the private placements were offset against additional paid in capital.

For the year ended April 30, 2001, the Company sold 527,500 to various investors through private placements for $305,000. In addition to the shares sold, 40,000 shares were issued for costs associated with the private placements valued at $.50 per share for $20,000, which was offset against additional paid in capital. $15,500 of expenses incurred for the private placements were also offset against additional paid in capital.


NOTE 4 - RENT EXPENSE

The Company rents office space on a month-to-month basis. Related rent expense for fiscal 2001 and 2000 was $6,500 and $6,500 respectively.


NOTE 5 - INCOME TAXES

          Deferred tax assets                   $ 146,378
          Less: valuation allowance              (146,378)
                                                ---------
          Net deferred taxes                    $       0
                                                =========

The company has net operating losses of $92,436 and $338,088 at April 30, 2000 and 2001 respectively which can each be carried forward 20 years.


NOTE 6 - STOCK WARRANTS

The Company issued 3,376,000 Class A Warrants for the year ended April 30, 2001. 2,666,000 were issued as a dividend, 665,000 were issued for services performed by outsiders, and 45,000 were issued in connection with the sale of common stock.

On October 25, 2000, the board of directors declared a dividend consisting of ..25 warrants for each share outstanding as of October 18, 2000. On October 18, 2000, there were 10,664,000 shares of common stock outstanding resulting in a dividend of 2,666,000 warrants. Each warrant has a $1 exercise price and expires three years from the date of issuance.

On October 25, 2000, 665,000 warrants were issued to outside consultants for services. Using the Black-Scholes option-pricing model, $79,800 of consulting expense was recognized for these issuances. Each warrant has a $1 exercise price and expires three years from the date of issuance.

Between January 2001 and April 2001, 45,000 warrants were issued in connection with the sale of 27,500 shares of common stock. A value of $.01 was assigned to each warrant and credited to additional paid in capital. Each warrant has a $1 exercise price and expires three years from the date of issuance.

The Company uses FASB Statement 123 to determine compensation expense for warrants issued to non-employees. Compensation expense is based on the fair value at the grant dates for awards under those plans consistent with the Black-Scholes option-pricing model suggested by FASB Statement 123. During the year ended April 30, 2001, warrants issued were valued at $79,800.

Summary information is as follows:

                                             No. of        Exercise
                                            Warrants        Price
                                            ---------      --------
  Year ended April 30, 2001:
       Granted and outstanding              3,376,000         $1.00

Additional disclosures as of April 30, 2001 are:

                                 Warrants       Options        Options
                                 at $1.00       at $1.00       at $5.00
                                 ---------      ---------      ---------
  Number of shares               3,331,000         15,000         30,000
  Remaining life                 30 months      33 months      35 months
  Currently exercisable
  Warrants                       3,331,000         15,000         30,000

Variables used in the Black-Scholes option pricing model include (1) 5.9% risk-free interest rate, (2) expected option life is the actual remaining life of the options as of year-end, (3) expected volatility is the actual historical price fluctuation and (4) zero expected dividends.

NOTE 7 - RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

Restatements of the years ended April 30, 1999 and 2000 were made to (a) expense deferred offering costs associated with an initial public offering that did not take place, and (b) to reverse the contribution of waived salaries by Company officers to additional paid in capital. All prior periods have been adjusted as follows:

                                  Deferred       Additional
                                  Offering        Paid in      Accumulated
                                    Costs         Capital        Deficit
                                  ---------      ---------      ---------
  Balance at 04/30/00 as
       previously stated          $ 182,060      $ 454,706      $(295,277)
  Write off of deferred
       offering costs              (182,060)                     (182,060)
  Reversal of previously
       waived salaries                            (231,901)       231,901
                                  ---------      ---------      ---------
  Restated balances
       at 04/30/00                $       0      $ 222,805      $(245,436)
                                  =========      =========      =========


NOTE 8 - RELATED PARTY TRANSACTIONS

During fiscal 1999 and 2000, the Company made non-interest bearing loans to a business controlled by its principal stockholders of $6,879 and $5,963 respectively. In fiscal 2000, the Company forgave the entire amount of both loans and reversed the related expense, because these amounts should have been considered as returns of amounts advanced to the company advanced by the officers, not as separate business investments of the Company that should be written off.

There are two officers, each of whom work full time. They both have employment agreements which call for a salary of $75,000, $85,000, and $95,000 to each of them for the years ended April 30, 1999, 2000, and 2001 respectively. Each year both officers have received less than the amount in the agreements and have elected to forfeit the remaining amounts owed to them under their agreements.


NOTE 9 - SUBSEQUENT EVENTS

In June 2001, the Company sold 2,500 shares of common stock and 5,000 class A warrants for $2 per share for total proceeds of $5,000. From August 2001 through September 22, 2001, the Company sold 25,000 shares of common stock and 50,000 class A warrants for $1 per share for total proceeds of $25,000. On September 27, 2001, the Company issued 10,000 shares of common stock and 120,000 class A warrants for professional services valued at $42,400.

                             Wall Street Web, Inc.
                                 Balance Sheet
                               January 31, 2002


     ASSETS

Current Assets
  Cash                                                         $     6,868
  Accounts receivable                                                3,299
                                                               -----------
     Total Current Assets                                           10,167


Office equipment and furniture, net of $22,673
accumulated depreciation                                             7,079
                                                               -----------
TOTAL ASSETS                                                   $    17,246
                                                               ===========



LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable                                             $   107,111
  Accrued expenses                                                  73,500
  Deferred revenue                                                     906
                                                               -----------
Total Current Liabilities                                          181,517
                                                               -----------
Stockholders? Deficit
  Common stock, $.001 par, 100,000,000 shares authorized,
    10,969,000 shares issued and outstanding                        10,969
  Paid in capital                                                  969,710
  Accumulated deficit                                           (1,144,950)
                                                               -----------
Total Stockholders? Deficit                                     (  164,271)
                                                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $    17,246
                                                               ===========

                             Wall Street Web, Inc.
                              Statements of Loss
     For the Three Months and Nine Months Ended January 31, 2002 and 2001


                                3 Months       9 Months       3 Months       9 Months
                                  Ended          Ended          Ended          Ended
                                 Jan. 31,       Jan. 31,       Jan. 31,       Jan. 31,
                                   2002           2002           2001           2001
                                ---------      ---------      ---------      ---------
Sales                           $  10,668      $  38,700      $   5,978      $  96,001

Cost of sales                       5,213         11,078          5,233         15,696
Selling                               830          5,830          2,220         16,433
General and administrative        146,119        501,187        116,826        391,667
Depreciation                          787          2,360          2,031          5,921
                                ---------      ---------      ---------      ---------
     Total cost of operations     152,949        520,455        126,310        429,717
                                ---------      ---------      ---------      ---------

Net loss from operation          (142,281)      (481,755)      (120,332)      (333,716)

Interest income                                                     468          2,948
Interest (expense)               (    159)      (    234)       (   424)      (  1,233)
Other income                          109            363            584          6,018
                                ---------      ---------      ---------      ---------
     Net loss                   $(142,331)     $(481,626)     $(119,704)     $(325,983)
                                =========      =========      =========      =========

Net loss per common share           $(.01)         $(.04)         $(.01)         $(.03)

Weighted average common
shares outstanding             10,830,667     10,728,630     10,664,000     10,604,000


                             Wall Street Web, Inc.
                           Statements of Cash Flows
             For the Nine Months Ended January 31, 2002 and 2001



                                                   2002           2001
                                                 ---------      ---------
CASH FLOWS FROM OPERATIONS
  Net loss                                       $(481,626)     $(325,983)
  Adjustments to reconcile net loss
    to cash used in operating activities
      Stock issued for services                     85,000
      Warrants issued for services                 198,450         79,800
      Depreciation                                   2,360          5,921
    Changes in:
      Accounts receivable                         (    341)         2,120
      Accounts payable                              34,679         25,969
      Deferred revenue                            (  2,479)      ( 25,991)
      Accrued expenses                              73,500       ( 27,541)
                                                 ---------      ---------
      NET CASH USED BY OPERATING ACTIVITIES       ( 90,457)      (265,705)
                                                 ---------      ---------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of office equipment and furniture                     (  6,112)

CASH FLOWS FROM FINANCING ACTIVITIES
  Sales of common stock                             95,000        264,500
                                                 ---------      ---------

NET INCREASE (DECREASE) IN CASH                      4,543       (  7,317)

Cash at beginning of period                          2,325         52,055
                                                 ---------      ---------
Cash at end of period                            $   6,868      $  44,738
                                                 =========      =========

                             Wall Street Web, Inc.
                        NOTES TO FINANCIAL STATEMENTS



NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Wall Street Web, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission (?SEC?), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company?s Annual Report filed with the SEC on Form 10SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year as reported in the 10SB-2, have been omitted.


NOTE 2 - ISSUANCE OF COMMON STOCK

In June 2001, the Company sold 2,500 shares of common stock for $2 per share for total proceeds of $5,000. From August 2001 through October 2001, the Company sold 40,000 shares of common stock for $1 per share for total proceeds of $40,000. In September 2001, the Company issued 20,000 shares of common stock for professional services valued at $1 per share for a total value of $20,000.


NOTE 3 - SUBSEQUENT EVENT

In November 2001, the Company issued 15,000 shares of common stock for professional services valued at $1 per share for a total value of $15,000.

         Changes In and Disagreements With Accountants on Accounting
                          and Financial Disclosure

     The Registrant has changed its certifying accountant from JH Cohn, LLP, Roseland, New Jersey to Malone & Bailey, PLLC, 5444 Westheimer Rd., #2080, Houston, Texas 77056 on September 22, 2001. The report of JH Cohn, LLP, the Company's CPA's for the past two years has not contained an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The accounting firm of JH Cohn, LLP was terminated but there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Malone & Bailey, PLLC was not consulted on accounting policies or on any accounting transaction prior to their engagement. The change of auditors was approved by the Board of Directors.

                 Where You Can Find Additional Information

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information about shares in this offering and about our business you should refer to the registration statement and the exhibits and schedules filed with the registration statement. We have described all material information for each contract, agreement or other document filed with the registration statement in this prospectus. However, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. As a result, you should refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement for a complete description of the matter involved.

     You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including this registration statement, are also available to you without charge from the SEC Web site, which is located at http://www.sec.gov.

                     Outside Back Cover Page of Prospectus


     Until September 30, 2002, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction


                    ____________________________________


                              3,417,500 Shares

                            WALL STREET WEB, INC.

                                Common Stock

                          ________________________

                                 Prospectus

                              January 22, 2002



                            Wall Street Web, Inc.
                             71 Irvington Street
                         Westwood, New Jersey  07675
                                201-594-0555

               Part II -Information Not Required in Prospectus

Indemnification of Directors and Officers

     In so far as indemnification by Wall Street Web for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, Wall Street Web has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.

     In the event that a claim for indemnification by such director, officer or controlling person of Wall Street Web in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, Wall Street Web will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The Registrant's By-Laws limit the liability of its directors to the fullest extent permitted by New Jersey corporate securities law. Specifically, directors of the Company will not be personally liable for the monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,(iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Company's Articles of Incorporation.

Other Expenses of Issuance and Distribution

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this Offering. Selling Security Holders will pay no Offering expenses.

ITEM                                              EXPENSE
----                                           -------------

SEC Registration Fee                           $     440.52
Legal Expenses (Estimate)                      $   5,000
Accounting Fees and Expenses (Estimate)        $  15,000
Miscellaneous (Estimate)                       $   2,500
                                               -------------
Total                                          $  22,940.52

Recent Sales of Unregistered Securities

(a)    RECENT SALES:

     We issued stock to the following accredited entities pursuant to the definition of "accredited investor" pursuant to Rule 501(a) of Regulation D. The individuals who were issued shares as enumerated below in Numbers 1-24, 26 and 29, as well as the entity that was issued shares as enumerated below in Number 7, represented to the Company that they/it was an accredited investor pursuant to Rule 501(a) of Regulation D. All such shares were sold to individuals by the officers and directors of the Registrant and no underwriters were utilized.

     1. On December 14, 1999, 5,000 shares of common stock were issued to Mark
J. Grigoletto for a total offering of $5,000.00 cash.

     2. On December 15, 1999, 5,000 shares of common stock were issued to James Barlow, Jr. for a total offering of $5,000.00 cash.

     3. On December 20, 1999, 5,000 shares of common stock were issued Philip
A. Basile for a total offering of $5,000.00 cash; and 5,000 shares of stock were issued to Zita D. Alves for $5,000 cash.

     4. On December 22, 1999, 5,000 shares of common stock were issued to Dharmesh Bhatt for a total offering of $5,000.00 cash; and 5,000 shares of common stock were issued to Scott Weiss for $5,000.

     5. On January 31, 2000, 5,000 shares of common stock were issued to Robert J. Zuppe for a total offering of $5,000.00 cash.

     6. On February 29, 2000, 20,000 shares of common stock were issued to Bernard Schmitt for a total offering of $10,000 cash.

     7. On March 4, 2000, 20,000 shares of common stock were issued to Canyon Group, LLC for a total offering of $10,000 cash; and 20,000 shares of common stock were issued to Larry R. Nelson for a total offering of $10,000 cash.

     8. On March 7, 2000, 2,500 shares of common stock were issued to Robert Giannetto for a total offering of $2,500 cash.

     9. On March 9, 2000, 6,500 shares of common stock were issued to Al Scharchilli, Jr. for a total offering of $6,500 cash.

     10. On March 23, 2000, 20,000 shares of common stock were issued to John
P. Daly for a total offering of $10,000 cash.

     11. On May 26, 2000, 250,000 shares of common stock were issued to Stephen Hohener for a total offering of $125,000 cash; 250,000 shares of common stock were issued to Michael Gragnani for $125,000 cash; 30,000 shares of common stock were issued to Odyssey Investments, LLC for services performed valued at $30,000; and 10,000 shares of common stock were issued to Sterling Investment Services, Inc. for services performed valued at $10,000.

     12. On October 25, 2000, 217,500 Class A Warrants were issued to Odyssey Investments, LLC for services performed valued at $26,100, and 72,500 Class A Warrants were issued to Sterling Investment Services for services performed valued at $8,700, and 187,500 Class A Warrants were issued to Michael Gragnani for services performed valued at $22,500, and 187,500 Class A Warrants were issued to Steven Hohener for services performed valued at $22,500.

     13. On January 25, 2001, 5,000 shares of Common Stock and 5,000 Class A Warrants were issued to Walter J. Nagorski for a total offering price of $10,000 cash.

     14. On January 26, 2001, 5,000 shares of Common Stock and 5,000 Class A Warrants were issued to Alex Bentley for a total offering price of $10,000 cash.

     15. On January 29, 2001, 5,000 shares of Common Stock and 5,000 Class A Warrants were issued to Chris Overton for a total offering price of $10,000 cash.

     16. On April 1, 2001, 12,500 shares of Common Stock and 30,000 Class A Warrants were issued to Bear Flag Trust for a total offering price of $25,000 cash.

     17. On June 14, 2001, 2,500 shares of Common Stock and 5,000 Class A Warrants were issued to Allen K. Suzuki for a total offering price of $5,000 cash.

     18. On June 18, 2001, 100,000 shares were issued to Diversified Consulting Services, LLC in return for services valued at $50,000.

     19. On August 28, 2001, 5,000 shares of Common Stock and 10,000 Class A Warrants were issued to John D. Melillo for a total offering price of $10,000 cash.

     20. On September 1, 2001, 15,000 shares of Common Stock and 35,000 Class A Warrants were issued to Bear Flag Trust for a total offering price of $15,000 cash.

     21. On September 1, 2001, 5,000 shares of Common Stock and 5,000 Class A Warrants were issued to Alex Bentley for a total offering price of $5,000 cash.

     22. On September 21, 2001, 10,000 shares of Common Stock and 120,000 Class A Warrants were issued to Harry Stylianou in return for services valued at $42,400.

     23. On September 29, 2001, 10,000 shares of Common Stock were issued to Thomas M. Jones in return for services valued at $10,000.

     24. On October 1, 2001, 5,000 shares were issued to John D. Melillo for $5,000 cash.

     25. On October 3, 2001, 10,000 shares and 10,000 Class A Warrants were issued to James L. Agius, Jr. for $10,000.

     26. On October 16, 2001, 7,500 shares and 10,000 Class A Warrants were issued to Salvatore S. Madaffari in return for services at a combined value at $10,200, and 7,500 shares and 10,000 Class A Warrants were issued to Stephen
R. Russo in return for services at a combined value of $10,200.

     27. On October 25, 2001, 375,00 Class A Warrants were issued to Odyssey Advisors, LLC for services performed valued at 101,250, and 175,000 Class A Warrants were issued to Sterling Investment Services, Inc. for services performed valued at 47,250 , and 25,000 Class A Warrants were issued to Michael Gragnani for services performed valued at 6,750, and 20,000 Class A Warrants were issued to Steven Hohener for services valued at 5,400,

     28. On December 15, 2001, 100,000 shares and 100,000 Class A Warrants were issued to Ronald A. Frolkenflik for $50,000 cash.

     29. On December 15, 2001, 100,000 shares of Common Stock and 100,000 Class A Warrants were issued Ronald A. Folkenflik for a total offering price of $50,000 cash.

(b)   EXEMPTIONS FROM REGISTRATION:

     With respect to the issuance of the 631,500 shares listed in Item 4 (a) 1 through 15, such issuances were made in reliance on the private placement exemptions provided by Section 4 (2) of the Securities Act of 1933, as amended (the "Act"), SEC Regulation D and Rule 505 of the Act. In each instance, each of the share purchasers had access to sufficient information regarding the Registrant so as to make an informed investment decision. More specifically, each purchaser signed a written Subscription Agreement with respect to their financial status and investment sophistication wherein they warranted and represented, among other things, the following:

       (a) That they had the ability to bear the economic risks of investing in the shares of the Registrant.

       (b) That they had sufficient knowledge in financial, business or investment matters to evaluate the merits and risks of the investment.

       (c) That they had a certain net worth sufficient to meet the suitability standards of the Registrant.

       (d) That the Registrant has made available to them, his counsel and his advisors, the opportunity to ask questions and that they have been given access to any information, documents, financial statements, books and records relative to the Registrant and an investment in the shares of the Registrant.

Exhibits

Please see Index to Exhibits below.

Undertakings

     The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; (c) Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing this Amended Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Westwood, State of New Jersey, on April 17, 2002.

Wall Street Web, Inc.

/s/___________________________________
By: Joao Ruela - Vice-President, Secretary, CEO & Director

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in their respective capacities and on the date stated above:

Wall Street Web, Inc.

/s/___________________________________
By: Joao Ruela - Vice-President, Secretary, CEO & Director



s/____________________________________
By: Thomas Melillo - President, Director, Chief Financial
&  Principal Accounting Officer






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                              INDEX TO EXHIBITS


Name                          Description


Exhibit No. 3.1               Certificate of Incorporation

Exhibit No. 3.2               Certificate of Amendment to the Certificate of
                              Incorporation, filed December 20, 1999

Exhibit No. 3.3               Certificate of Amendment of Certificate of
                              Incorporation, dated March 22, 2000

Exhibit No. 3.4               Bylaws

Exhibit No. 4.1               Instrument Defining the Right of Holders (Share
                              Certificate)

Exhibit No. 5.1               Legal Opinion of Carmine Bua, Esq.

Exhibit No. 10.1              Consulting Agreement between Wall Street Web
                              and Coral Capital Partners, Inc., dated October
                              8, 2001

Exhibit No. 23.1              Consents of Expert, Malone & Bailey, PLLC

Exhibit No. 99.1              Registration Statement on Form 10-SB previously
                              filed with the SEC on October 18, 2000,
                              incorporated herein by this reference.

Exhibit No. 99.2              Amendment to Registration Statement on Form
                              10-SB/A previously filed with the SEC on December 15, 2000, incorporated herein by this reference.

Exhibit No. 99.3              Amendment to Registration Statement on Form
                              10-SB/A previously filed with the SEC on May 15, 2001, incorporated herein by this reference.





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